UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Aegion Corporation

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February 16, 2021

AEGION

Stronger. Safer. Infrastructure.

Aegion to Be Acquired by Affiliates of New Mountain Capital

INVESTING IN THE FUTURE OF AEGION FOR CONTINUED GROWTH

We will continue to serve our clients as a leading infrastructure rehabilitation, maintenance and protection provider and further enhance our differentiated portfolio of technologies.

New Mountain has long-standing expertise in infrastructure services and a proven ability to support Aegion's strategy and people for long-term success.

This transaction provides added resources to build on our progress and advance technology investments and new products.

New Mountain has a proven track record of supporting businesses for long-term growth through investments in R&D, capital expenditures and M&A.

We expect there will be new opportunities for employees to develop enhanced products that protect communities and their infrastructure.

WHAT THIS MEANS FOR EMPLOYEES

- There is **no impact to your job or the way we do business today.**
- The transaction is not expected to close until the second quarter of 2021 and until then it is business as usual. It is important that we all **stay focused on our day-to-day responsibilities.**
- Once the transaction is complete, we expect no immediate or significant changes in roles and responsibilities.
- New Mountain recognizes that our employees are the foundation of the company and looks forward to building on these strengths.
- We are committed to providing updates as we learn more.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain is a leading growth-oriented investment firm with a history of acquiring strong businesses with tremendous potential for further success.

1999
FOUNDED

$30B+
ASSETS UNDER MANAGEMENT

Private Equity Portfolio Companies Under New Mountain's Ownership, as of 2019[1]

46,000
Jobs added or created, net of any job losses

$5.3B+
of R&D, software development and capital expenditures

Median Income

~72%
Above national individual median income[2]

TOP FAQ Will there be any changes to employee salaries, compensation or benefits as a result of the transaction? o New Mountain believes strongly in the value of Aegion employees and has agreed to maintain all existing salary, compensation and benefits packages in place today for a period of 18 months after transaction closing. When is the transaction expected to close? o We expect the transaction to close in the second quarter of 2021. Will there be any changes to the Aegion name and brand? o Upon completion of the transaction, we will retain the Aegion name, our same business unit subsidiaries and brands. What will happen to Aegion's headquarters? o There is no expectation to relocate the headquarters away from the St. Louis metropolitan area. Will any sites close? o New Mountain also expects to maintain Aegion's significant presence in its field offices around the world. What should I say if I'm contacted by a member of the news media or other external source about the transaction? o In accordance with our existing policy, if you receive any inquiries from outside parties, including media personnel or investors, please do not comment and refer all to Katie Cason, SVP, Strategy & Communications - kcason@aegion.com. Who do I contact if I have further questions? o Please contact your manager if you have further questions. What do I do now? o It is important that we all stay focused on our day-to-day responsibilities and remain committed to our core values that help keep infrastructure working better, safer and longer for our clients around the world.

FORWARD-LOOKING STATEMENTS This communication contains "forward-looking statements" within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "plan," "predict," "project," "forecast," "guidance," "goal," "objective," "prospects," "possible" or "potential," by future conditional verbs such as "assume," "will," "would," "should," "could" or "may," or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent the Company from specifically enforcing the obligations of Carter Intermediate, Inc. (Parent) and its wholly owned subsidiary, Carter Acquisition, Inc. (Merger Sub), under the merger agreement or recovering damages for any breach by Parent or Merger Sub; (2) the effects that any termination of the merger agreement may have on the Company or its business, including the risks that (a) the Company's stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on the Company and its business, including the risks that as a result (a) the Company's business, operating results or stock price may suffer, (b) the Company's current plans and operations may be disrupted, (c) the Company's ability to retain or recruit key employees may be adversely affected, (d) the Company's business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the Company's management's or employees' attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on the Company's ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against the Company and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading "Risk Factors" in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law. ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Merger Sub and the Company. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC's website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company's Investor Relations at kcason@aegion.com or 1.800.325.1159. PARTICIPANTS IN SOLICITATION The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company's directors and executive officers is available in its proxy statement filed with the SEC on March 6, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above. 1 All amounts are based on 2019 unaudited results. As a result, the 2019 annual Social Dashboard does not take into effect the potential impact of the COVID-19 pandemic. Validus Re, Paris Re, Tygris (including successor EverBank), and Alight are excluded from this analysis as New Mountain owned less than 25% of these companies at acquisition. In addition, New Mountain's initial private equity investment in New Mountain Finance Corporation is also excluded from this analysis. Lastly, Iron Bow, Ikaria, Alexander Mann Solutions and Avanator were excluded after majority control was sold in 2011, 2014, 2018, and 2019, respectively. However, IRI is included in the 2019 year-end job metrics despite selling majority control in November 2018 because New Mountain remains actively involved. 2 The NMC median is the weighted average of the median compensation at each New Mountain portfolio company. U.S. median and average are from the Census Bureau survey (2019) based on 2018 data.